                                                                    EXHIBIT 99.1


INFOWORKSPACE
(A PRODUCT LINE OF THE ELECTRONIC SYSTEMS
DIVISION OF GENERAL DYNAMICS GOVERNMENT
SYSTEMS CORPORATION)

Financial Statements
as of December 31, 2000 and 1999
Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management of Electronic Systems Division of
General Dynamics Government Systems Corporation:

We have audited the accompanying balance sheets of the InfoWorkSpace license and maintenance product line (Note 1) of the Electronic Systems Division of General Dynamics Government Systems Corporation (the IWS Product Line) as of December 31, 2000 and 1999 and the related statements of operations, net parent investment and cash flows for the year ended December 31, 2000 and for the period from September 1, 1999 through December 31, 1999. We have also audited the accompanying statements of operations, net parent investment and cash flows of the InfoWorkSpace license and maintenance product line of the Electronic Defense Systems Division of GTE Government Systems Corporation (the Predecessor) for the period from January 1, 1999 through August 31, 1999. These financial statements are the responsibility of the IWS Product Line's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the IWS Product Line as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from September 1, 1999 through December 31, 1999 and the results of operations and cash flows of the Predecessor for the period from January 1, 1999 through August 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                                         /s/ Arthur Andersen LLP



Boston, Massachusetts
May 18, 2001


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INFOWORKSPACE

Balance Sheets




                                                      MARCH 27,      DECEMBER 31,      DECEMBER 31,
ASSETS                                                   2001           2000              1999
                                                    (UNAUDITED)
Current Assets:
   Accounts receivable                            $       456,000   $       515,000  $       488,000
   Prepaid license fees                                         -            52,000            1,000
                                                  ---------------   ---------------  ---------------

         Total current assets                             456,000           567,000          489,000

Property and Equipment, net                               155,000           181,000          153,000

Goodwill, net                                             683,000           733,000          933,000
                                                  ---------------   ---------------  ---------------

         Total assets                             $     1,294,000   $     1,481,000  $     1,575,000
                                                  ===============   ===============  ===============

LIABILITIES AND NET PARENT INVESTMENT

Current Liabilities:
   Accrued payroll and employee benefits          $        98,000   $       163,000  $       118,000
   Deferred revenue                                     1,077,000           107,000          104,000
                                                  ---------------   ---------------  ---------------

         Total current liabilities                      1,175,000           270,000          222,000

Commitments and Contingencies (Note 9)

Net Parent Investment                                     119,000         1,211,000        1,353,000
                                                  ---------------   ---------------  ---------------

         Total liabilities and net
           parent investment                      $     1,294,000   $     1,481,000  $     1,575,000
                                                  ===============   ===============  ===============




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INFOWORKSPACE

Statements of Operations


                                    -----------------THE IWS PRODUCT LINE ------------------------------    PREDECESSOR
                                                                                          SEPTEMBER 1,        JANUARY 1,
                                           THREE MONTHS ENDED             YEAR ENDED      1999 THROUGH     1999 THROUGH
                                        MARCH 27,       MARCH 31,        DECEMBER 31,     DECEMBER 31,        AUGUST 31,
                                          2001            2000               2000             1999              1999
                                               (UNAUDITED)
Revenues:
   License revenues                 $        93,000  $             -   $       223,000   $       483,000  $     2,224,000
   Service revenues                         242,000           60,000           857,000           147,000          610,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Total revenues                     335,000           60,000         1,080,000           630,000        2,834,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

Cost of Revenues:
   Cost of license revenues                  89,000                -           211,000           280,000        1,279,000
   Cost of service revenues                  87,000           18,000           315,000            95,000          243,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Total cost of revenues             176,000           18,000           526,000           375,000        1,522,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Gross profit                       159,000           42,000           554,000           255,000        1,312,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

Operating Expenses:
   Research and development                 305,000          844,000         2,856,000           852,000        1,409,000
   Sales and marketing                       22,000           59,000           250,000            31,000           62,000
   General and administrative             1,398,000          996,000         4,747,000         1,584,000        2,725,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Total operating expenses         1,725,000        1,899,000         7,853,000         2,467,000        4,196,000
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Loss before income tax
         benefit                         (1,566,000)      (1,857,000)       (7,299,000)       (2,212,000)      (2,884,000)

Income Tax Benefit                         (590,000)        (700,000)       (2,752,000)         (834,000)      (1,087,000)
                                    ---------------  ---------------   ---------------   ---------------  ---------------

         Net loss                   $      (976,000) $    (1,157,000)  $    (4,547,000)  $    (1,378,000) $    (1,797,000)
                                    ===============  ===============   ===============   ===============  ===============



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INFOWORKSPACE

Statements of Net Parent Investment




                                                                                  NET PARENT
PREDECESSOR                                                                       INVESTMENT
Balance, December 31, 1998                                                     $       404,000

   Net loss                                                                         (1,797,000)

   Net transfer from parent                                                          1,778,000
                                                                               ---------------

Balance, August 31, 1999                                                               385,000

THE IWS PRODUCT LINE

   Adjustment for new basis of accounting                                              996,000

   Net loss                                                                         (1,378,000)

   Net transfer from parent                                                          1,350,000
                                                                               ---------------

Balance, December 31, 1999                                                           1,353,000

   Net loss                                                                         (4,547,000)

   Net transfer from parent                                                          4,405,000
                                                                               ---------------

Balance, December 31, 2000                                                           1,211,000

   Net loss (UNAUDITED)                                                               (976,000)

   Net transfer to parent (UNAUDITED)                                                 (116,000)
                                                                               ---------------

Balance, March 27, 2001 (UNAUDITED)                                            $       119,000
                                                                               ===============



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INFOWORKSPACE
Statements of Cash Flow



                                             -----------------THE IWS PRODUCT LINE ------------------------    PREDECESSOR
                                                                                             SEPTEMBER 1,        JANUARY 1,
                                                    THREE MONTHS ENDED       YEAR ENDED      1999 THROUGH     1999 THROUGH
                                                 MARCH 27,       MARCH 31,  DECEMBER 31,     DECEMBER 31,        AUGUST 31,
                                                   2001            2000         2000             1999              1999
                                                        (UNAUDITED)

Operating Activities:
   Net loss                                  $    (976,000) $  (1,157,000)  $  (4,547,000)  $  (1,378,000)  $  (1,797,000)
   Adjustments to reconcile net loss to
   net cash used in operating activities-
     Income tax benefit                           (590,000)      (700,000)     (2,752,000)       (834,000)     (1,087,000)
     Depreciation and amortization                  76,000         69,000         279,000          81,000          34,000
     Changes in operating assets and
     liabilities-
       Accounts receivable                          59,000        312,000         (27,000)         (7,000)         67,000
       Prepaid license fees                         52,000        (23,000)        (51,000)         (1,000)          7,000
       Accrued payroll and employee
         benefits                                  (65,000)       (20,000)         45,000         (53,000)         40,000
       Deferred revenue                            970,000        (38,000)          3,000          33,000         (37,000)
                                             -------------  -------------   -------------   -------------   -------------

              Net cash used in operating
              activities                          (474,000)    (1,557,000)     (7,050,000)     (2,159,000)     (2,773,000)
                                             -------------  -------------   -------------   -------------   -------------

Investing Activities:
   Purchases of property and equipment                   -        (75,000)       (107,000)        (25,000)        (92,000)
                                             -------------  -------------   -------------   --------------  -------------

              Net cash used in investing
              activities                                 -        (75,000)       (107,000)        (25,000)        (92,000)
                                             -------------  -------------   -------------   -------------   -------------

Financing Activities:
   Transfer from parent                            474,000      1,632,000       7,157,000       2,184,000       2,865,000
                                             -------------  -------------   -------------   -------------   -------------

              Net cash provided by
              financing activities                 474,000      1,632,000       7,157,000       2,184,000       2,865,000
                                             -------------  -------------   -------------   -------------   -------------

Net Change in Cash and Cash Equivalents                  -              -               -               -               -

Cash and Cash Equivalents, beginning of
period                                                   -              -               -               -               -
                                             -------------  -------------   -------------   -------------   -------------

Cash and Cash Equivalents, end of period     $           -  $           -   $           -   $           -   $           -
                                             =============  =============   =============   =============   =============



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

(1)  ORGANIZATION AND DESCRIPTION OF BUSINESS

     InfoWorkSpace (IWS) operated as a business line of the Electronic Systems Division (GDES or the Parent) of General Dynamics Government Systems Corporation (GDGSC), a Delaware corporation, which, in turn, is a wholly owned subsidiary of General Dynamics Corporation (General Dynamics) based in Falls Church, Virginia. On March 27, 2001, GDES completed the sale of the software license and maintenance portion of the IWS business (the IWS Product Line) to Ezenia! Inc. (Ezenia) while retaining the rights to service the contracts GDES holds with government organizations. The accompanying financial statements reflect the software and maintenance portion of the IWS business line.

     The IWS Product Line develops and provides Web-based collaborative software to users within commercial and government organizations to build and organize virtual workgroups. The IWS software provides a secure collaboration work environment where users can build online meeting places, organized into virtual buildings, floors and rooms where they can meet and collaborate on projects in real-time.

     On September 1, 1999, General Dynamics acquired GDGSC, formerly known as GTE Government Systems Corporation, from GTE Corporation (GTE). Prior to this acquisition, the IWS Product Line operated as the software license and maintenance business line of the Electronic Defense Systems Division of GTE Government Systems Corporation (the Predecessor).

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements reflect the financial position and results of operations of the IWS Product Line on a standalone basis. The revenues and expenses specifically identifiable to the IWS Product Line and allocated amounts of common expenses, primarily based on headcount or payroll dollars, incurred by the Parent in operating the IWS license and maintenance business have been included in the accompanying financial statements.

     UNAUDITED INTERIM FINANCIAL INFORMATION

     The financial statements as of March 27, 2001 and for the three months ended March 27, 2001 and March 31, 2000 are unaudited but, in the opinion of the IWS Product Line's management, include all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of the financial position and of the results of operations for the respective interim periods. The results of operations for the interim periods are not necessarily indicative of results to be expected for any other interim periods or for the entire year.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ materially from those estimates.

     REVENUE RECOGNITION

     The IWS Product Line derives its revenues from sale and support of software licenses of the IWS product. Revenues derived from the sale of perpetual software licenses are recognized in accordance with the American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION, as amended by SOP 98-9, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS. Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management. Revenues under multiple-element arrangements, which typically include software products and maintenance sold together, are allocated to each element using the residual method in accordance with SOP 98-9. Service revenues, derived from subscription license agreements, including arrangements that require the IWS Product Line to host the software, or customer maintenance agreements entered into in connection with initial perpetual license sales and subsequent renewals, are recognized ratably over the term of the service period.

     CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     The IWS Product Line has no significant off-balance-sheet or concentration of credit risk exposure. The IWS Product Line sells its products and services primarily through the Parent to government agencies and therefore does not believe that it has accounts receivable collection risk.

     CASH AND CASH EQUIVALENTS

     The Parent manages cash on an enterprise basis and does not maintain cash balances at the operating unit level. Therefore, cash or cash equivalents of the IWS Product Line's operations are not reflected in the accompanying balance sheets.

     PROPERTY AND EQUIPMENT

     Property and equipment consists of computer equipment and is stated at cost, net of accumulated depreciation. At the completion of General Dynamics' acquisition of the Predecessor on September 1, 1999 (Note 3), the property and equipment was recorded at fair value in accordance with Accounting Principles Board (APB) Opinion No. 16, BUSINESS COMBINATIONS. Property and equipment is depreciated using the straight-line or double-declining methods over their estimated useful lives, from three to six years.

     SOFTWARE DEVELOPMENT COSTS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, capitalization of software development costs begins upon the establishment of technological feasibility. Costs to establish the technological feasibility of software products are expensed as incurred. Costs incurred subsequent to the establishment of technological feasibility and prior to the general release of the products are capitalized. Capitalized costs are amortized over the estimated economic life of the related products. There were no capitalized software development costs at December 31, 2000 or 1999.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The IWS Product Line's financial instruments consist of accounts receivable and accrued payroll and employee benefits. The carrying amount of these instruments at December 31, 2000 and 1999 approximates their fair value due to their short-term nature.

     GOODWILL

     The excess of cost over the fair value of net assets of acquired companies is recorded as goodwill and amortized using the straight-line method over five years. Accumulated amortization was $267,000 and $67,000 at December 31, 2000 and 1999, respectively. The IWS Product Line assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The IWS Product Line considers the future undiscounted cash flows of the acquired businesses in assessing the recoverability of this asset. If impairment is indicated, any excess of carrying value over fair value is recorded as a loss.

     DEFERRED REVENUE

     Deferred revenue represents amounts received from customers under maintenance or subscription license agreements or for software license sales in advance of revenue recognition.

     INCOME TAXES

     The results of operations of the IWS Product Line and the Predecessor were included in the consolidated federal and state tax returns of General Dynamics and GTE, respectively. The consolidated amount of current and deferred tax expense (benefit) of the group that filed the consolidated tax return has been allocated and reflected in the accompanying financial statements using the pro rata method.

     In accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, the IWS Product Line accounts for income taxes using the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(3)  ACQUISITION BY GENERAL DYNAMICS AND BASIS OF ACCOUNTING

     On September 1, 1999, General Dynamics completed the acquisition of GTE Government Systems Corporation, a subsidiary of GTE. The acquired company was renamed as General Dynamics Government Systems Corporation, or GDGSC. The acquisition was accounted as a purchase and goodwill in the amount of $1 million was allocated and pushed down to the IWS Product Line using the pro rata method based on estimates of the fair value of the acquired net assets of the Predecessor. The push down of this goodwill and the other fair value adjustments of the acquired net assets resulted in a new basis of accounting as of September 1, 1999.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 2000 and 1999:

                                              2000              1999
         Computer equipment              $       276,000   $       169,000
         Less--Accumulated depreciation           95,000            16,000
                                         ---------------   ---------------

                                         $       181,000   $       153,000
                                         ===============   ===============

(5)  TRANSACTIONS WITH PARENT

     GDES operated as a reseller of the IWS Product Line's software products and maintenance services to end users within certain commercial and government organizations, including U.S. Defense Department agencies and the U.S. Intelligence Community. Revenues derived from Parent reseller arrangements included in the accompanying financial statements reflect a 20% reseller discount on prices charged to the end customers. For the year ended December 31, 2000 and the period from September 1, 1999 through December 31, 1999, revenues of $1,024,000 and $623,000, respectively, were derived from GDES acting as a reseller of the IWS Product Line. For the period from January 1, 1999 through August 31, 1999, the Predecessor derived approximately $2,764,000 of its revenues from the Electronic Defense Systems Division of GTE Government Systems Corporation, which acted as the reseller of the Predecessor. Accounts receivable at December 31, 2000 and 1999 include approximately $485,000 and $488,000, respectively, from GDES.

(6)  STOCK OPTION PLANS

     The IWS Product Line and the Predecessor participated in the broad-based stock option plans that covered certain employees of General Dynamics and GTE, respectively. Each option granted under these plans conveys the right to purchase shares of General Dynamics or, under the GTE plan, GTE common stock at fair market value on the date of the grant. The option plans have been accounted for by General Dynamics and GTE in accordance with APB

     Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and, as such, no compensation amount has been incurred that should be allocated to the IWS Product Line or the Predecessor relative to the stock options granted.

(7)  EMPLOYEE BENEFITS

     Employees of the IWS Product Line and the Predecessor were eligible to participate in the General Dynamics Corporation Savings and Stock Investment Plan, a defined contribution plan established pursuant to
     Section 401(k) of the Internal Revenue Code (the IRC). Employer matching contributions charged to expense were approximately $56,000 and $12,000 for the year ended December 31, 2000 and the period from September 1, 1999 through December 31, 1999, respectively.

     Prior to September 1, 1999, the Predecessor participated in the employee savings plan sponsored by GTE under Section 401(k) of the IRC. Matching contributions charged to expense by the Predecessor during the period from January 1, 1999 through August 31, 1999 were approximately $25,000.

     The IWS Product Line's and Predecessor's employees also participated in certain noncontributory defined benefit pension plans and other postretirement benefit plans sponsored by General Dynamics and, prior to September 1, 1999, by GTE. The benefits to be paid under these plans are generally based on years of credited services and level of compensation.

(8)  INCOME TAXES

     The benefit for income taxes in the accompanying statements of operations differs from the amounts calculated by applying the statutory federal income tax rate of 35% due to the net effect of state income taxes. There were no recorded amounts of tax effects of temporary differences that would have given rise to any deferred income tax assets or deferred tax liabilities at December 31, 2000 and 1999.

(9)  COMMITMENTS AND CONTINGENCIES

     From time to time, the IWS Product Line is subject to various legal proceedings arising out of the ordinary course of its business. The IWS Product line does not consider any of such proceedings, individually or in the aggregate, to be material to its business or likely to result in a material adverse effect on its results of operations or financial condition.

(10) SUBSEQUENT EVENT

     On March 27, 2001, GDES completed the sale of the IWS Product Line to Ezenia for cash and common stock of Ezenia totaling approximately $21 million pursuant to an Asset Purchase Agreement dated as of December 28, 2000.